Caterpillar Financial Asset Trust 2008-A
SERVICING REPORT	Exhibit 99

Record Date	2008 YEAR END
Distribution Date
Transaction Month	9

Collection Period Month Begin	YEAR END STATEMENT
Collection Period Month End	AS OF 12/31/2008
Previous Payment Date (or Closing Date)
Actual Days in Accrual Period

ORIGINAL DEAL PARAMETERS
Initial Note Value	$642,058,348.88
Initial Aggregate Contract Balance	$648,365,307.55
Number of Contracts	6,315
Wtd. Avg. APR	6.85%
Wtd. Avg. Remaining Term	40
Annual Servicing Fee Rate	1.00%
Reserve Account Initial Deposit	$8,025,729.36
Specified Reserve Account Balance	$10,593,962.76
Class A-1 Note Original Principal Balance	$182,000,000.00
Class A-1 Note Rate	3.00500%
Class A-1 Note Final Scheduled Distribution Date	April 27, 2009
Class A-1 CUSIP Number	14911T AA3
Class A-2a Note Original Principal Balance	$105,000,000.00
Class A-2b Note Original Principal Balance	$122,000,000.00
Class A-2a Note Rate	4.09%
Class A-2b Note Rate	One-month LIBOR + 1.15%
Class A-2 Note Final Scheduled Distribution Date	December 27, 2010
Class A-2a CUSIP Number	14911T AB1
Class A-2b CUSIP Number	14911T AE5
Class A-3 Note Original Principal Balance	$199,671,000.00
Class A-3 Note Rate	4.94%
Class A-3 Note Final Scheduled Distribution Date	April 25, 2014
Class A-3 CUSIP Number	14911T AC9
Certificate Balance	$33,387,348.88

INPUTS FROM PREVIOUS PERIOD SERVICER REPORT
Note Value	$642,058,348.88
Aggregate Contract Balance	$648,365,307.55
Number of Contracts	6,315
Wtd. Avg. APR	6.85%
Wtd. Avg. Remaining Term	40
Reserve Account Balance	$8,025,729.36
Class A-1 Note Outstanding Principal Balance	$182,000,000.00
Class A-1 Note Interest Shortfall	$0.00
Class A-2a Note Outstanding Principal Balance	$105,000,000.00
Class A-2a Note Interest Shortfall	$0.00
Class A-2b Note Outstanding Principal Balance	$122,000,000.00
Class A-2b Note Interest Shortfall	$0.00
Class A-3 Note Outstanding Principal Balance	$199,671,000.00
Class A-3 Note Interest Shortfall	$0.00
Servicing Fee Shortfall	$0.00

CURRENT COLLECTION PERIOD ACTIVITY
Class A-2b Interest rate	1.62125%

Total Interest Collections	$29,675,840.50
Total Principal Collections	$203,206,562.55
Residual Collections	$42.00
Warranty Repurchases Contracts	$922,558.41
Administrative Repurchases	$0.00
Liquidation Proceeds	$14,599.42
Investment Earnings on the Trust Accounts	$162,717.04
Net Swap Receipt, if any	$63,598.97
Total Available Amount	$234,045,918.89

Beginning Note Value	$642,058,348.88
Ending Note Value	$434,431,736.30
Beginning Aggregate Contract Balance	$648,365,307.55
Ending Aggregate Contract Balance	$438,007,718.11
Number of Contracts at Beginning of Period	6,315
Number of Contracts at End of Period	5,474
Wtd. Avg. APR	6.86%
Wtd. Avg. Remaining Term	33
Cumulative Prepayment Rate	15.16%
Aggregate Scheduled Amounts 31-60 days past due	$16,445,769.51
Aggregate Scheduled Amounts 61- 90 days past due	$11,506,244.86
Aggregate Scheduled Amounts 91-120 days past due	$3,522,541.25
Aggregate Scheduled Amounts 121days or more past due	$4,553,083.94
Net Losses on Liquidated Receivables this Period	$3,299,276.68
Repossessed Equipment not Sold or Reassigned (Beginning)	$0.00
Repossessed Equipment not Sold or Reassigned (End)	$10,944,369.96

CALCULATION OF DISTRIBUTABLE AMOUNTS
Servicing Fee Due	$4,072,447.77
Is CFSC or Affiliate Servicer (Yes / No)?	Yes
Has Reserve Account Reached the Specified Reserve Account Balance (Yes / No)?	Yes

Administration Fee	$4,500.00
Amount of Net Swap Payment, if any,	$628,788.69
Amount of Senior Swap Termination Payment paid by issuing Entity	$0.00
Amount of Subordinated Swap Termination Payment paid by Issuing Entity	$0.00

Class A-1 Noteholders' Monthly Interest Distributable Amount	$1,865,552.08
Class A-1 Noteholders' Interest Carryover Shortfall	$0.00
Class A-1 Noteholders' Interest Distributable Amount	$1,865,552.08

Class A-2a Noteholders' Monthly Interest Distributable Amount	$3,163,815.86
Class A-2a Noteholders' Interest Carryover Shortfall	$0.00
Class A-2a Noteholders' Interest Distributable Amount	$3,163,815.86

Class A-2b Noteholders' Monthly Interest Distributable Amount	$3,198,857.50
Class A-2b Noteholders' Interest Carryover Shortfall	$0.00
Class A-2b Noteholders' Interest Distributable Amount	$3,198,857.50

Class A-3 Noteholders' Monthly Interest Distributable Amount	$7,288,213.36
Class A-3 Noteholders' Interest Carryover Shortfall	$0.00
Class A-3 Noteholders' Interest Distributable Amount	$7,288,213.36

Class A Noteholders' Monthly Interest Distributable Amount	$15,516,438.81
Class A Noteholders' Interest Carryover Shortfall	$0.00
Class A Noteholders' Interest Distributable Amount	$15,516,438.81

First Priority Principal Distribution Amount	$0.00

Regular Principal Distribution Amount	$208,483,222.08

Net Excess Spread Amount	$2,903,174.81

Total Required Payment	$20,222,175.26

Draw from Reserve Account	$0.00

Total Distribution Amount	$234,045,918.89

Excess Cash flow deposited to Certificate Distribution Account	$4,536,242.12

DISTRIBUTIONS FROM COLLECTION ACCOUNT
1. Servicing Fee	$4,072,447.77
2. Administration Fee	$4,500.00
3. Net Swap Payment, if any	$628,788.69
4a. Pro Rata Class A Noteholders' Interest Distributable Amount to Class A Noteholders	$15,516,438.81
4b. Senior Swap Termination Payment to Swap Counterparty	$0.00
5. First Priority Principal Distribution Amount to Principal Distribution Account	$0.00
6. Deposit to Reserve Account	$2,568,233.40
7. Regular Principal Distribution Amount to Principal Distribution Account	$206,719,268.11
8. Pro rata, (a) Indenture Trustee Fees and (b) State Taxes	$0.00
9. Subordinated Swap Termination Payment, if any	$0.00
10. Deposit to Certificate Distribution Account	$4,536,242.12

DISTRIBUTIONS FROM PRINCIPAL DISTRIBUTION ACCOUNT
1. Principal to Class A-1 Noteholders	$182,000,000.00
2a. Principal to Class A-2a Noteholders	$11,434,022.69
b. Principal to Class A-2b Noteholders	$13,285,245.42
3. Principal to Class A-3 Noteholders	$0.00
4. Deposit to Certificate Distribution Account	$0.00

RECONCILIATION OF RESERVE ACCOUNT
Beginning Reserve Account Balance	$8,025,729.36
Draw from Reserve Account to cover shortfalls	$0.00
Interim Specified Reserve Account Balance	$10,593,962.76
Deposit to Reserve Account Needed	$2,568,233.40
Deposit to Reserve Account from Collection Account	$2,568,233.40
Specified Reserve Account Balance	$10,593,962.76
Reserve Account Release deposited into Certificate Distribution Account	$0.00
Ending Reserve Account Balance	$10,593,962.76

SUMMARY OF DISTRIBUTIONS
Servicing Fee Paid to Servicer	$4,072,447.77
Servicing Fee Shortfall	$0.00
Administration Fee	$4,500.00
Net Swap Payment, if any	$628,788.69
Senior Swap Termination Payment, if any	$0.00

Class A-1 Interest Paid	$1,865,552.08
Class A-1 Interest Shortfall	$0.00
Class A-1 Principal Paid	$182,000,000.00
Ending Class A-1 Principal Balance	$0.00

Class A-2a Interest Paid	$3,163,815.86
Class A-2a Interest Shortfall	$0.00
Class A-2a Principal Paid	$11,434,022.69
Ending Class A-2a Principal Balance	$93,565,977.31

Class A-2b Interest Paid	$3,198,857.50
Class A-2b Interest Shortfall	$0.00
Class A-2b Principal Paid	$13,285,245.42
Ending Class A-2b Principal Balance	$108,714,754.58

Class A-3 Interest Paid	$7,288,213.36
Class A-3 Interest Shortfall	$0.00
Class A-3 Principal Paid	$0.00
Ending Class A-3 Principal Balance	$199,671,000.00

Subordinated Swap Termination Payment, if any	$0.00

Deposit to Certificate Distribution Account	$4,536,242.12

CERTIFICATEHOLDER INFORMATION

ORIGINAL DEAL PARAMETERS
Certificate Balance	$33,387,348.88

INPUTS FROM PREVIOUS PERIOD STATEMENT TO CERTIFICATEHOLDER
Certificate Balance	$33,387,348.88
Certificate Pool Factor	1.00

CALCULATION OF DISTRIBUTABLE AMOUNTS
Deposit to Certificate Distribution Account from Collection Account	$4,536,242.12
Deposit to Certificate Distribution Account from Principal Distribution Account	$0.00
Deposit to Certificate Distribution Account from Reserve Account	$0.00
Total Deposit to Certificate Distribution Account	$4,536,242.12

DISTRIBUTIONS FROM CERTIFICATE DISTRIBUTION ACCOUNT
1. Amount of Principal being paid on Certificate	$0.00
per $1,000 original principal balance	$0.00
2. Remaining amounts Paid to Certificateholders	$4,536,242.12

SUMMARY OF DISTRIBUTIONS
Certificates Principal Paid	$0.00
Ending Certificates Principal Balance	$33,387,348.88
Certificate Pool Factor	1.00

Remaining amounts to the Certificateholder	$4,536,242.12

NOTEHOLDER INFORMATION

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 14911T AA 3)	$182,000,000.00
per $1,000 original principal balance	$1,000.00

(b) Class A-2a Notes (CUSIP No. 14911T AB 1)	$11,434,022.69
per $1,000 original principal balance	$108.90

(c) Class A-2b Notes (CUSIP No. 14911T AE 5)	$13,285,245.42
per $1,000 original principal balance	$108.90

(d) Class A-3 Notes (CUSIP No. 14911T AC 9)	$0.00
per $1,000 original principal balance	$0.00

(e) Total	$206,719,268.11

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 14911T AA 3)	$1,865,552.08
per $1,000 original principal balance	$10.25

(b) Class A-2a Notes (CUSIP No. 14911T AB 1)	$3,163,815.86
per $1,000 original principal balance	$30.13

(c) Class A-2b Notes (CUSIP No. 14911T AE 5)	$3,198,857.50
per $1,000 original principal balance	$26.22

(d) Class A-3 Notes (CUSIP No. 14911T AC 9)	$7,288,213.36
per $1,000 original principal balance	$36.50

(e) Total	$15,516,438.81

(iii) (a) Aggregate Contract Balance at beginning of related collection period	$648,365,307.55
(b) Aggregate Contract Balance at end of related collection period	$438,007,718.11
(c) Note Value at beginning of related collection period	$642,058,348.88
(d) Note Value at end of related collection period	$434,431,736.30

(iv) Before and after giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$182,000,000.00
(2) outstanding principal amount of Class A-1 Notes	$0.00
(3) Class A-1 Note Pool Factor	1.00
(4) Class A-1 Note Pool Factor	-

(b) (1) outstanding principal amount of Class A-2 Notes	$227,000,000.00
(2) outstanding principal amount of Class A-2 Notes	$202,280,731.89
(3) outstanding principal amount of Class A-2a Notes	$105,000,000.00
(4) outstanding principal amount of Class A-2a Notes	$93,565,977.31
(5) Class A-2a Note Pool Factor	1.00
(6) Class A-2a Note Pool Factor	0.89
(7) outstanding principal amount of Class A-2b Notes	$122,000,000.00
(8) outstanding principal amount of Class A-2b Notes	$108,714,754.58
(9) Class A-2b Note Pool Factor	1.00
(10) Class A-2b Note Pool Factor	0.89

(c) (1) outstanding principal amount of Class A-3 Notes	$199,671,000.00
(2) outstanding principal amount of Class A-3 Notes	$199,671,000.00
(3) Class A-3 Note Pool Factor	1.00
(4) Class A-3 Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$4,072,447.77

(vi) Amount of Administration fee being paid	$4,500.00

(vii) Amount of Net Swap Payment	$628,788.69

(viii) Amount of Swap Termination Payments paid by the Issuing Entity	$0.00

(ix) Other expenses being paid	$0.00

(x) Cumulative Prepayment Rate for the related Collection Period	15.16%

(xi) Three-Month Rolling Over 60-day deliquency Percentage	3.16%

(xii) Aggregate Amount of Realized Losses for the related Collection Period	$3,299,276.68

(xiii) Aggregate amount of Cumulative Realized Losses through the related
Collection period	$3,299,276.68

(xiv) Aggregate Purchase Amounts for related Collection Period	$922,558.41

(xv) (a) Balance of Reserve Account at beginning of related Collection Period	$8,025,729.36
(b) Balance of Reserve Account at end of related Collection Period	$10,593,962.76

(xvi) Specified Reserve Account Balance at end of related Collection Period	$10,593,962.76